                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ___________


                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934

                                  ___________

      Date of Report (Date of earliest event reported):  December 1, 1997



                         TRUE NORTH COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)




     Delaware                         1-5029                    36-1088161
 (State or other                   (Commission               (I.R.S. Employer
 jurisdiction of                   File Number)            Identification No.)
  organization)


            101 East Erie Street
             Chicago, Illinois                                    60611-2897
(Address of principal executive offices)                          (Zip Code)

                                 (312) 425-6500
             (Registrant's telephone number, including area code:)


                                 Not Applicable
                        (Former name or former address,
                         if changed since last report.)

Item 5.  Other Events.

          On or about November 20, 1997, a complaint was filed by William Steiner (the "Steiner Complaint") individually and on behalf of a putative class of the public stockholders of True North Communications Inc. ("True North") in the Court of Chancery, New Castle County, State of Delaware (Case No. 16042-NC) against True North and each member of the Board of Directors of True North (the "True North Board") other than the designee of Publicis Communication ("Publicis") on such Board (the "Publicis Designee"). The Steiner Complaint alleges, among other things, that the members of the True North Board named as defendants breached their fiduciary duties to True North stockholders by determining not to enter into negotiations with Publicis in response to a letter from Publicis to the True North Board dated November 10, 1997. The Steiner Complaint seeks, among other things, to have the individual defendants ordered to undertake an evaluation of True North's alternatives and unspecified damages.

          Management of True North believes that the claims asserted in the Steiner Complaint are without merit and intends to vigorously defend such action.

          On or about November 26, 1997, a complaint (the "Publicis Complaint") was filed by Publicis in the United States District Court for the Northern District of Illinois (Civil No. 97C8263) against True North and the members of the True North Board (other than the Publicis Designee). The Publicis Complaint claims, among other things, that members of the True North Board named as defendants breached their fiduciary duties to True North stockholders by allegedly impeding the effective exercise of the stockholder franchise in connection with voting at True North's Special Meeting of Stockholders to be held on December 30, 1997 (the "True North Special Meeting"), by allegedly failing to maximize stockholder value, by allegedly placing their own interests ahead of stockholder interests and by allegedly taking unreasonable preemptive defensive measures. The Publicis Complaint seeks, among other things, an injunction to block the holding of the True North Special Meeting at which True North stockholders are to vote on, among other things, the Agreement and Plan of Merger dated July 30, 1997 (the "Merger Agreement") to which True North and Bozell, Jacobs, Kenyon & Eckhardt, Inc. are parties, and unspecified damages.

          Management of True North believes that the claims asserted in the Publicis Complaint are without merit and have been asserted as a hostile attempt to disrupt the merger contemplated by the Merger Agreement, and management intends to vigorously defend against such action.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRUE NORTH COMMUNICATIONS INC.



DATE: December 1, 1997                  By: /s/ John J. Rezich
                                           ---------------------------
                                        Name:  John J. Rezich
                                        Title: Controller


                                      -3-